Exhibit 99.1
Press Release

FOR IMMEDIATE RELEASE

PRIMO WATER ANNOUNCES SHAREOWNER APPROVAL OF MERGER WITH BLUETRITON BRANDS

Closing expected to occur on or about Friday, November 8, 2024

Combined company name announced as “Primo Brands Corporation”

Trading on the NYSE as “PRMB” expected on November 11

TAMPA, FL and STAMFORD, CT – November 4, 2024 – Primo Water Corporation (NYSE: PRMW; TSX: PRMW) (the “Company” or “Primo Water”), a leading provider of sustainable drinking water solutions in North America, today announced that at the special meeting of shareowners (the “Special Meeting”) held earlier today, the Company’s shareowners voted to approve the resolutions related to the previously announced business combination transaction (the “Transaction”) with an affiliate of BlueTriton Brands, Inc. (“BlueTriton Brands”).

At the Special Meeting, approximately 99.9% of the shares voted were voted in favor of the Transaction resolutions, which represented approximately 89.2% of the total outstanding shares of Primo Water as of October 1, 2024, the record date for voting at the Special Meeting. The Company’s full report of voting results will be filed under Primo Water’s SEDAR+ profile at www.sedarplus.ca and on EDGAR on Form 8-K at www.sec.gov.

The Transaction is expected to close on or about November 8, 2024, subject to final court approval of the plan of arrangement for the Transaction and satisfaction of certain other customary closing conditions set forth in the Arrangement Agreement and Plan of Merger, dated June 16, 2024, as amended.

In connection with the anticipated closing, the Company announced that it will change its name to Primo Brands Corporation (“Primo Brands”) and will use the ticker symbol “PRMB” following the closing. At closing, Primo Water common shares will be exchanged for Class A common stock of Primo Brands at an exchange ratio of one common share to one share of Class A common stock of Primo Brands. The Class A common stock of Primo Brands is expected to begin trading on the New York Stock Exchange (“NYSE”) on Monday, November 11, 2024.

“The decisive 99.9% shareowner vote in favor of our pending business combination with BlueTriton Brands underscores the confidence our shareowners have in the combined company’s future,” said Jerry Fowden, Chairman of the Board of Primo Water. “We look forward to closing the merger on November 8 and to beginning this next chapter together as Primo Brands.”

Robbert Rietbroek, Chief Executive Officer of Primo Water, added, “With this merger, we will bring together the best of both companies, the power of our teams, premier, sustainably and domestically sourced brands, and our service offerings, to form Primo Brands. This new name reflects our shared vision as a leading North American branded beverage company with a focus on healthy hydration. Together, with an iconic portfolio of brands and operational strength, we believe we are well-positioned to drive growth and deliver long-term value for our stakeholders.”

Press Release
ABOUT PRIMO WATER CORPORATION
Primo Water is a leading North America-focused pure-play water solutions provider that operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water‘s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 11,700 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water‘s razorblade offering or water solutions. Primo Water‘s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 18,100 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water stations. Primo Water also offers water filtration units across North America.

Primo Water‘s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America which ensures strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo Water is headquartered in Tampa, Florida. For more information, visit www.primowatercorp.com.

ABOUT BLUETRITON BRANDS
BlueTriton Brands, Inc. is a water and beverage company in North America that produces and distributes a portfolio of brands of spring water, purified water, and other beverages, which include Poland Spring®, Deer Park®, Ozarka®, Ice Mountain®, Zephyrhills®, Arrowhead®, Origin™, Saratoga®, AC+ION®, Pure Life®, and Splash Refresher™.

BlueTriton Brands also owns and operates ReadyRefresh®, a reuse and refill platform for home and office beverage delivery in the United States, providing access to a broad portfolio of water and beverage products, the majority of which are sold in reusable, multi-serve bottles. As one of the leaders in home delivery and reusable packaging, the company strives to save customers time by conveniently and more sustainably delivering products to their door. ReadyRefresh is proud of its role in helping reduce waste by delivering healthy hydration to our neighbors, businesses, and communities in 3- and 5-gallon reusable bottles, which are collected, sanitized, and refilled.

Press Release
Headquartered in Stamford, Connecticut, BlueTriton Brands is a privately held company with operations and distribution primarily in the United States and Canada, employing more than 7,000 employees. BlueTriton Brands manages water resources for long-term sustainability and helps protect more than 20,000 acres of watershed area owned by the company from harm and destruction. The company owns, leases or has rights to collect water from more than 50 active spring sites and has 30 production facilities across North America, with some verified to the Alliance for Water Stewardship (“AWS”) Standard. BlueTriton Brands is a Water Champion with The Water Council and has committed to be verified under their WAVE program.

Safe Harbor Statements
This press release contains forward-looking statements and forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Water makes the statements. Forward-looking statements involve inherent risks and uncertainties and several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the anticipated timing of the completion of the Transaction, the trading of the combined company on the NYSE, and related matters. The forward-looking statements are based on assumptions regarding management’s current expectations, plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: Primo Water’s and BlueTriton Brands’ ability to complete the Transaction on the anticipated terms and schedule; Primo Brands’ ability to list its Class A common stock on the NYSE; the risk that disruptions from the Transaction will harm Primo Water’s or Primo Brands’ business; risks relating to the integration of Primo Water and BlueTriton Brands’ operations, products and employees into the combined company and the possibility that the estimated synergies and other benefits of the Transaction will not be realized or will not be realized within the expected timeframe;  risks relating to the business in which Primo Brands will operate following the Transaction; potential adverse reactions or changes to business relationships resulting from the completion of the Transaction; the risk of any litigation relating to the Transaction; and the risk that the Transaction could have an adverse effect on the ability of Primo Brands to retain and hire key personnel.

Press Release
The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Water’s proxy statement on Schedule 14A, filed on October 7,2024, Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents filed by Primo Water from time to time with the U.S. Securities and Exchange Commission and applicable Canadian securities regulatory authorities. Primo Water does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website:  www.primowatercorp.com

CONTACTS:

Primo Water
Investor Relations:
Jon Kathol
Vice President, Investor Relations
(813) 544-8515
investorrelations@primowater.com

BlueTriton Brands
Carrie Ratner
Chief Communications Officer
Carrie.ratner@bluetriton.com